As filed with the Securities and Exchange Commission on August 9, 2019

Registration No. 333-82524

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

Registration Statement

Under

the Securities Act of 1933

LEGGETT & PLATT, INCORPORATED

(Exact Name of Registrant As Specified In Its Charter)

Missouri	44-0324630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 1 Leggett Road Carthage, Missouri	64836
(Address of Principal Executive Offices)	(Zip Code)

LEGGETT & PLATT, INCORPORATED

DIRECTOR STOCK OPTION PLAN

(Full Title of the Plan)

SCOTT S. DOUGLAS

Senior Vice President, General Counsel and Secretary

Leggett & Platt, Incorporated

No. 1 Leggett Road, Carthage, Missouri 64836

(Name and address of agent for service)

(417) 358-8131

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

TERMINATION OF REGISTRATION STATEMENT

AND

DEREGISTRATION OF UNSOLD SECURITIES

On February 11, 2002, Leggett & Platt, Incorporated (the “Company”) filed a registration statement with the Securities and Exchange Commission on Form S-8 (No. 333-82524) (the “Registration Statement”) registering 800,000 shares of the Company’s common stock, $0.01 par value (the “Common Stock”) and one Preferred Stock Purchase Right for each share of Common Stock for issuance under the Company’s Director Stock Option Plan (the “Plan”). At the time of filing the Registration Statement, each share of Common Stock also represented one Preferred Stock Purchase Right. However, the Preferred Stock Purchase Rights expired February 15, 2009.

The Registration Statement contains an undertaking for the Company to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering. The Plan has been discontinued and all outstanding stock options have been exercised. As such, the Company is filing this Post-Effective Amendment No. 1 to terminate the effectiveness of the Registration Statement and to remove from registration all securities, which include 693,264 shares of Common Stock, that were registered but remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carthage, State of Missouri, on August 9, 2019.

LEGGETT & PLATT, INCORPORATED

By:	/s/ SCOTT S. DOUGLAS
Scott S. Douglas Senior Vice President – General Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ KARL G. GLASSMAN Karl G. Glassman	President & Chief Executive Officer, Director (Principal Executive Officer)	August 9, 2019

/s/ MATTHEW C. FLANIGAN Matthew C. Flanigan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	August 9, 2019

/s/ TAMMY M. TRENT Tammy M. Trent	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 9, 2019

/s/ MARK A. BLINN Mark A. Blinn	Director	August 9, 2019

/s/ ROBERT E. BRUNNER Robert E. Brunner	Director	August 9, 2019

/s/ R. TED ENLOE, III R. Ted Enloe, III	Director	August 9, 2019

/s/ MANUEL A. FERNANDEZ Manuel A. Fernandez	Director	August 9, 2019

/s/ JOSEPH W. MCCLANATHAN Joseph W. McClanathan	Director	August 9, 2019

/s/ JUDY C. ODOM Judy C. Odom	Director	August 9, 2019

/s/ SRIKANTH PADMANABHAN Srikanth Padmanabhan	Director	August 9, 2019

/s/ JAI SHAH Jai Shah	Director	August 9, 2019

/s/ PHOEBE A. WOOD Phoebe A. Wood	Director	August 9, 2019